EXHIBIT 99.1

[Nanogen, Inc. Logo]	[SynX Pharma Inc. Logo]

NANOGEN ANNOUNCES AGREEMENT TO ACQUIRE SYN•X PHARMA; REPRESENTS ENTRY INTO POINT-OF-CARE DIAGNOSTICS MARKET

SAN DIEGO and TORONTO, February 10, 2004 – Nanogen, Inc. (Nasdaq: NGEN), developer of molecular diagnostic products for the gene-based testing market, and SYN•X Pharma, Inc. (TSX: SYY), a point-of-care diagnostics company, announced today the signing of a definitive agreement whereby Nanogen will acquire SYN•X in an all-stock transaction by way of a court-approved plan of arrangement. The acquisition will provide Nanogen with a pipeline of complementary products in order to expand its market share in the in vitro diagnostics market and augments its technology platform for developing advanced diagnostic products.

SYN•X is preparing to commercialize a diagnostic product for congestive heart failure (CHF). As announced in July of 2003, SYN•X obtained a worldwide license to the CHF marker NT-proBNP (N-terminal pro-hormone brain natriuretic peptide) from Roche Diagnostics to develop a test for the point-of-care market. SYN•X’s new Nexus DX™ product will offer substantial improvements over other CHF diagnostics, including stability at room temperature and quicker results, and will enable health professionals to provide an enhanced level of care. SYN•X will seek European regulatory clearance by mid-2004 and U.S. Food and Drug Administration 510(k) clearance in the second half of 2004. Analysts predict the BNP market will have above-average growth and will reach approximately US $300 million by 2005 as use increases internationally.

SYN•X currently markets point-of-care diagnostic tests for myocardial infarction in Europe and Canada, and infectious diseases and drugs of abuse in Canada. In addition to the CHF product, SYN•X has been developing a pipeline of tests to be marketed under the brand name Nexus DX™ for insulin resistance and traumatic brain injury. SYN•X also intends to expand the CHF product line and obtain clearance for additional label indications. In addition, SYN•X has developed diagnostic tests for Alzheimer’s disease and stroke, which, as previously announced, have been licensed to Ortho-Clinical Diagnostics Inc. (a Johnson & Johnson Company) and Genzyme Corporation, respectively.

“The acquisition of SYN•X supports Nanogen’s long-term strategy to commercialize advanced diagnostics that enhance the level of medical care for the detection, diagnosis, monitoring and treatment of disease,” said Howard Birndorf, Nanogen chairman and chief executive officer. “Nanogen has an established position in clinical reference labs, and this acquisition allows us to expand into a synergistic market, bringing diagnostics closer to the patients and physicians making critical treatment decisions. Nanogen welcomes the SYN•X team and we look forward to joining efforts to commercialize our combined pipeline of genetic, infectious disease and point-of-care products,” added Birndorf.

“This strategic union will deliver enhanced value for our shareholders, business partners and customers. It will provide the necessary resources to commercialize our rich Nexus DX™ pipeline of products and enhance our abilities to respond to unmet medical diagnostic needs in areas like congestive heart failure, insulin resistance, type I diabetes and traumatic brain injury,” said Dr. George Jackowski, SYN•X chairman, chief executive officer and chief scientific officer.

“I believe the financial strength of the combined company positions us well for long-term leadership in diagnostics,” said Rod Wilson, SYN•X president and chief operation officer. “SYN•X shareholders will have the opportunity to participate in the value created from an expanded and highly specialized diagnostics portfolio, U.S. listing and enhanced liquidity.”

Upon closing the transaction, Nanogen intends to operate SYN•X as a business unit with both Rod Wilson and Dr. George Jackowski joining the Nanogen management team. Nanogen will retain the SYN•X brand name and the Toronto research facility.

SYN•X recorded product revenues for the nine months ended September 30, 2003 of CDN $5.8 million and losses of CDN $5.3 million. Nanogen expects the SYN•X business unit to be cash flow positive by the end of 2005.

Under the terms of the combination agreement, Nanogen will issue shares of Nanogen common stock in a stock-for-stock exchange to holders of SYN•X common shares. The transaction is valued at approximately CDN $16.3 million. There are approximately 11.2 million SYN•X shares and share equivalents outstanding. At closing, each SYN•X common shareholder is expected to receive approximately CDN $1.45 per SYN•X share in Nanogen common stock. Nanogen will also make available to SYN•X a secured line of credit of CDN $2 million to fund working capital needs prior to closing. At closing, Nanogen will acquire the existing CDN $3.5 million principal amount subordinated secured debentures of SYN•X in exchange for newly issued shares of Nanogen stock. Outstanding options and warrants to acquire SYN•X common shares will convert into obligations of Nanogen at closing and will represent options and warrants to acquire shares of Nanogen common stock based on the transaction exchange ratio and the existing terms of the SYN•X stock option plan and warrants.

The transaction is subject to the approval of holders of SYN•X common shares and debentures, court approval and other customary closing conditions. The acquisition is expected to close in the second quarter of 2004. A joint special meeting of holders of SYN•X common shares and debentures is expected to be held within 60 days. Further information will be contained in the management information circular that is expected to be mailed to shareholders and debenture holders in early March.

The transaction has the unanimous approval of the SYN•X board of directors. In addition, Nanogen has entered into support agreements with all officers and directors and certain shareholders of SYN•X common shares and with certain holders of SYN•X debentures representing approximately 77% of the outstanding principal amount of SYN•X debentures pursuant to which such security holders have agreed to vote in favor of the transaction.

Seven Hills Partners LLC acted as the financial advisor to Nanogen in this transaction. The Seidler Companies and Orenda Corporate Finance Ltd. acted as financial advisors to SYN•X. First Associates Investments Inc. has rendered an opinion to the SYN•X Board that the aggregate consideration payable pursuant to the arrangement is fair to SYN•X shareholders.

A document addressing “Frequently Asked Questions” regarding this agreement can be found on Nanogen’s website at www.nanogen.com under “Press Releases.”

About Nanogen

Nanogen develops and commercializes molecular diagnostic products for the gene-based testing market. The company seeks to establish the NanoChip® Molecular Biology Workstation and NanoChip® Cartridge as the standard platform for the detection of genetic mutations and is also developing its technology for forensic and biowarfare applications. Nanogen offers Analyte Specific Reagents and related products to research laboratories and clinical reference labs for the detection of genetic mutations associated with a variety of diseases, including cystic fibrosis, Alzheimer’s disease, hereditary hemochromatosis, cardiovascular disease, beta thalassemia and Canavan disease. The unique, open-architecture design of its NanoChip® System provides laboratories with a flexible platform to develop and validate tests to quickly, accurately, and cost effectively detect mutations associated with the diagnoses, prediction, screening, treatment and monitoring of diseases. The NanoChip® System is intended for laboratory use only. For additional information please visit Nanogen’s website at www.nanogen.com.

Forward-Looking Statement

This press release contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including whether the acquisition of SYN•X will be approved by holders of SYN•X common shares and debentures, close as anticipated and achieve the synergies and other benefits anticipated, whether patents owned or licensed by Nanogen will be developed into products, whether the SYN•X business unit will become cash flow positive as expected, whether Nanogen’s NanoChip® System can be successfully further commercialized, whether other products under development and point-of-care products can be successfully developed and commercialized, whether results reported by our customers or partners can be identically replicated, whether ASRs currently sold by Nanogen will become FDA-approved molecular diagnostic test kits, whether Nanogen will be successful in developing additional ASRs and protocols utilizing the NanoChip® System, whether current trends in product revenue will continue in the future, and other risks and uncertainties discussed under the caption “Factors That May Affect Results” and elsewhere in Nanogen’s Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Nanogen disclaims any intent or obligation to update these forward-looking statements.

About SYN•X Pharma Inc.

SYN•X is a research driven, point-of-care diagnostic company dedicated to delivering innovative and quality products to its customers and value to its shareholders. The company leverages its proven Proteomics Discovery Platform™ to rapidly discover and develop innovative diagnostic products to detect disease in the earliest stages, thus facilitating more effective treatments. The company’s extensive line of products focuses on unmet medical needs in the areas of diabetes, cardiovascular and central nervous system diseases. For further information, please visit the SYN•X website www.synxpharma.com.

Except for historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties, including but not limited to economic, competitive, governmental and technological factors affecting SYN•X’s operations, markets, products and prices and other factors.

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Nanogen Contacts:
David Ludvigson	Pam Lord
Executive Vice President & Chief Financial Officer	Atkins + Associates
858-410-4608	858-527-3494
dludvigson@nanogen.com	plord@irpr.com

SYN•X Contact:
Rod Wilson
President & COO
416-798-3445, ext. 206
rwilson@synxpharma.com